As filed with the Securities and Exchange Commission on May 21, 2021

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

 Pebblebrook Hotel Trust
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	27-1055421 (IRS Employer Identification No.)

4747 Bethesda Avenue, Suite 1100 Bethesda, MD (Address of Principal Executive Offices)	20814 (Zip Code)

Pebblebrook Hotel Trust 2009 Equity Incentive Plan
(Full title of the plan)

Jon E. Bortz
Chairman, President and Chief Executive Officer
4747 Bethesda Avenue, Suite 1100
Bethesda, MD 20814
(Name and address of agent for service)

(240) 507-1300
(Telephone number, including area code, of agent for service)

With copies to:

Mark W. Wickersham, Esq.
Hunton Andrews Kurth LLP
Riverfront Plaza, East Tower
951 E. Byrd Street
Richmond, Virginia 23219-4074
(804) 788-8200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common shares of beneficial interest, $0.01 par value per share	1,675,000	$22.51	$37,704,250	$4,114

(1)The Pebblebrook Hotel Trust 2009 Equity Incentive Plan, as amended and restated effective July 10, 2012 (the “Plan”), as amended by Amendment No. 1 to the Plan, effective July 7, 2016, Amendment No. 2 to the Plan, effective February 15, 2017 and Amendment No.3 to the Plan, effective May 19, 2021 authorizes the issuance of a maximum 5,347,625 common shares of beneficial interest, $0.01 par value per share (“common shares”), of which 1,322,625 common shares were registered pursuant to a Registration Statement on Form S-8 (Registration No. 333-163638), 1,100,000 common shares were registered pursuant to a Registration Statement on Form S-8 (Registration No. 333-186324) and 1,250,000 common shares were registered pursuant to a Registration Statement on Form S-8 (Registration No. 333-214345), for which registered shares the Registrant previously paid the registration fee in full. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the number of common shares registered hereby includes an indeterminate number of common shares that may be issued in connection with share splits, share dividends or similar transactions.

(2)Calculated in accordance with Rules 457(c) and 457(h) under the Securities Act based on the average of the high and low sales prices of the common shares on the New York Stock Exchange on May 17, 2021.

EXPLANATORY NOTE
On December 10, 2009, Pebblebrook Hotel Trust (the “Registrant”) filed a registration statement on Form S-8 (File No. 333-163638) (the “Initial S-8”), relating to the registration of 1,322,625 common shares of beneficial interest, $0.01 par value per share, of the Registrant (“common shares”), to be issued from time to time in accordance with the Pebblebrook Hotel Trust 2009 Equity Incentive Plan, as amended (the “Plan”). On January 30, 2013, the Registrant filed a registration statement on Form S-8 (File No. 333-186324) (the “2013 S-8”) to register an additional 1,100,000 common shares pursuant to the Plan. On October 31, 2016, the Registrant filed a registration statement on Form S-8 (File No. 333-214345) (together with the Initial S-8 and the 2013 S-8, the “Prior Registration Statements”) to register an additional 1,250,000 common shares pursuant to the Plan, as amended effective July 7, 2016.
Pursuant to General Instruction E to Form S-8 the Registrant is filing this Registration Statement on Form S-8 for the purpose of registering an additional 1,650,000 common shares of the Registrant to be issued from time to time in accordance with the Plan, as amended effective May 19, 2021. Pursuant to General Instruction E to Form S-8, the Registrant incorporates by reference herein the contents of the Prior Registration Statements.
PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.Plan Information.*

Item 2.Registrant Information and Employee Plan Annual Information.*

*The document(s) containing the information specified in this Part I will be sent or given to participants in the Plan, as amended effective as of May 19, 2021, in accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act).  Such documents need not be filed with the United States Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These document(s) and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.
The following documents filed by the Registrant with the SEC pursuant to the Securities Act, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference and made a part hereof:
(a)the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 23, 2021;
(b)the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on April 29, 2021;
(c)the information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020 from the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 1, 2021;

(d)the Registrant’s Current Reports on Form 8-K, filed with the SEC on February 9, 2021, February 23, 2021, March 15, 2021, April 5, 2021, May 3, 2021, May 12, 2021 and May 21, 2021; and
(e)the description of the common shares contained in the Registrant’s Registration Statement on Form 8-A filed with the SEC on December 4, 2009.
All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.
Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.
Item 8.    Exhibits.

EXHIBIT INDEX

Exhibit Number	Description
5.1†	Opinion of Venable LLP as to the legality of the securities being registered.
23.1	Consent of Venable LLP (included in Exhibit 5.1).
23.2†	Consent of KPMG LLP.
24.1	Power of Attorney (included on signature page).
99.1
Pebblebrook Hotel Trust 2009 Equity Incentive Plan, as amended and restated effective July 10, 2012 (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed on August 2, 2012).

99.2
Amendment No. 1 to the Pebblebrook Hotel Trust 2009 Equity Incentive Plan, as amended and restated effective July 10, 2012, effective as of July 7, 2016 (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed on July 25, 2016).

99.3
Amendment No. 2 to the Pebblebrook Hotel Trust 2009 Equity Incentive Plan, as amended and restated effective July 10, 2012, effective as of February 15, 2017 (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed on February 22, 2017).

99.4
Amendment No. 3 to the Pebblebrook Hotel Trust 2009 Equity Incentive Plan, as amended and restated effective July 10, 2012, effective as of May 19, 2021 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on May 21, 2021).

† Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 21st day of May, 2021.

PEBBLEBROOK HOTEL TRUST

By:	/s/ Jon E. Bortz
Name: Jon E. Bortz
Title: Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY
We, the undersigned officers and trustees of Pebblebrook Hotel Trust, hereby severally constitute Jon E. Bortz and Raymond D. Martz, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement filed herewith and any and all amendments to said registration statement, and generally to do all such things in our names and in our capacities as officers and trustees to enable Pebblebrook Hotel Trust to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signature as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.
Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JON E. BORTZ	Chairman of the Board, President, Chief Executive Officer and Trustee (principal executive officer)	May 21, 2021
Jon E. Bortz

/s/ RAYMOND D. MARTZ	Executive Vice President, Chief Financial Officer, Treasurer and Secretary (principal financial officer and principal accounting officer)	May 21, 2021
Raymond D. Martz

/s/ CYDNEY C. DONNELL	Trustee	May 21, 2021
Cydney C. Donnell

/s/ RON E. JACKSON	Trustee	May 21, 2021
Ron E. Jackson

/s/ PHILLIP M. MILLER	Trustee	May 21, 2021
Phillip M. Miller

/s/ BONNY W. SIMI	Trustee	May 21, 2021
Bonny W. Simi

/s/ MICHAEL J. SCHALL	Trustee	May 21, 2021
Michael J. Schall

/s/ EARL E. WEBB	Trustee	May 21, 2021
Earl E. Webb